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                                                                  Exhibit 10.19

                     GLOBENET COMMUNICATIONS GROUP LIMITED

                     1998 SHARE OPTION AND INCENTIVE PLAN

     GlobeNet Communications Group Limited, a Bermuda exempted corporation (the "Company"), sets forth herein the terms of its 1998 Share Option and Incentive Plan (the "Plan") as follows:

     1.   PURPOSE

     The Plan is intended to enhance the Company's ability to attract and retain highly qualified officers, key employees, and other persons to advance the interests of the Company by providing such persons with stronger incentives to continue to serve the Company and its Subsidiaries (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company. The Plan is intended to accomplish this objective by providing to eligible persons as defined in the Plan an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of share options in accordance with the terms hereof.

     2.   DEFINITIONS

     For purposes of interpreting the Plan and related documents (including Awards Agreements), the following definitions shall apply:

     0.1 "Award Agreement" means the share option agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

     0.2  "Board" means the Board of Directors of the Company.

     0.3 "Committee" means a Committee of, and designated from time to time by resolution of, the Board. Commencing on the Effective Date, and until such time as the Board shall determine otherwise, the Committee shall be the Compensation Committee of the Board.

     0.4  "Company" means GlobeNet Communications Group Limited.

     0.5 "Effective Date" means December 18, 1998, the date on which the Plan was adopted by the Board.

     0.6 "Fair Market Value" means the value of a Share as determined by the Board in its discretion, as either: (a) the closing price of the Share on the Bermuda Stock Exchange or other established national or regional stock exchange on which the Shares are listed or established
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securities market in which the Shares are publicly traded (the highest such closing price if there is more than one such exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported; or (b) the value of a Share as determined by the Board in good faith applying appropriate valuation principles.

     0.7  "Grant" means an award of an Option under the Plan.

     0.8  "Grant Date" means the date as of which the Board approves a Grant.

     0.9 "Grantee" means a person who receives or holds an Option under the Plan.

     0.10 "Option" means an Option to purchase one or more Shares pursuant to the Plan.

     0.11 "Option Period" means the period during which Options may be exercised as set forth in Section 9 hereof.

     0.12 "Option Price" means the purchase price for each Share subject to an Option.

     0.13 "Permanent and Total Disability" means a disability which prevents the individual from engaging in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Board may require.

     0.14 "Plan" means the GlobeNet Communications Group Limited 1998 Share Option and Incentive Plan.

     0.15 "Service Provider" means a consultant or adviser to the Company, a manager of the Company's properties or affairs, or other similar service provider or Subsidiary of the Company, and employees of any of the foregoing, as such persons may be designated from time to time by the Board pursuant to
Section 6 hereof.

     0.16 "Share" means the common shares of par value U.S. $1.50 each in the capital of the Company.

     0.17 "Subsidiary" means any subsidiary of the Company which is greater than fifty percent owned by the Company.

     0.18 "Termination Date" shall be the date upon which an Option shall terminate or expire, as set forth in Section 9.2 hereof.

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     3.   ADMINISTRATION OF THE PLAN

     3.1  Board. The Board shall have such powers and authorities related to the
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administration of the Plan as are consistent with the Company's memorandum of association and bye-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company's memorandum of association and bye-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive.

     3.2  Committee. The Board from time to time may appoint a Committee. The
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Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in
Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the Company's memorandum of association and bye-laws and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.

     3.3  Grants. Subject to the other terms and conditions of the Plan, the
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Board shall have full and final authority (i) to designate Grantees, (ii) to determine the type or types of Grant to be made to a Grantee, (iii) to determine the number of Shares to be subject to a Grant, (iv) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the Shares subject thereto), (v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside Bermuda to recognize differences in local law, tax policy, or custom. The Board may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of the Grantee taking actions in "competition with the Company," as defined in the applicable Award Agreement. Furthermore, the Board may annul a Grant if the Grantee is an employee of the Company or any Subsidiary and is terminated "for cause" as defined in the applicable Award Agreement. As a condition to any subsequent Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded

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under the Plan. Subject to the terms and conditions of the Plan, any such new
Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made.

     3.4   No Liability. No member of the Board or of the Committee shall be
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liable for any action or determination made in good faith with respect to the
Plan or any Grant or Award Agreement.

     4.    SHARES SUBJECT TO THE PLAN

     Shares issued or to be issued under the Plan shall be authorized but unissued Shares. If any Shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Shares subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

     5.    EFFECTIVE DATE AND TERM OF THE PLAN

     5.1   Effective Date. The Plan shall be effective as of the Effective
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Date, subject to approval of the Plan within one year of the Effective Date, by a majority of the votes cast on the proposal at a meeting of shareholders, provided that the total votes cast represent a majority of all shares entitled to vote. Upon approval of the Plan by the shareholders of the Company as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year after the Effective Date, any Grants made hereunder shall be null and void and of no effect.

     5.2   Term. The Plan has no termination date.
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     6.    OPTIONS GRANTS

     6.1   Company or Subsidiary Employees. Grants may be made under the Plan to
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(a) any employee of the Company or of any Subsidiary, including any such employee who is an officer or director of the Company or of any Subsidiary, or
(b) any employee of a Service Provider providing services to the Company or of any Subsidiary, as the Board shall determine and designate from time to time.


     6.2   Successive Grants. An eligible person may receive more than one
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Grant, subject to such restrictions as are provided herein.


     7.    AWARD AGREEMENT

     Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, to be executed by the Company and by the Grantee, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.

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     8.   OPTION PRICE

     The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price shall be the Fair Market Value on the Grant Date of a Share subject to the Option. In no case shall the Option Price of any Option be less than the par value of a Share.

     9.   VESTING, TERM AND EXERCISE OF OPTIONS

     9.1  Vesting and Option Period. Subject to Section 9.2 hereof, each
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Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 9.1, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the "Option Period" with respect to such Option.

     9.2  Term. Each Option granted under the Plan shall terminate, and all
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rights to purchase Shares thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the "Termination Date").

     9.3  Acceleration. Subject to Section 12 hereof, any limitation on the
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exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option, may be exercised.

     9.4  Termination of Employment or Other Relationship. Upon the termination
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of a Grantee's employment or other relationship with the Company other than by reason of death or Permanent and Total Disability, any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of
Section 9.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 9.1 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee's termination of employment or other relationship, unless the Board, in its discretion, extends the period during which the Option may be exercised (which period may not be extended beyond the original term of the Option). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase Shares pursuant to such Option or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter a director of the Company.

     9.5  Rights in the Event of Death.  If a Grantee dies while employed by or
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providing services to the Company, all Options granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee's estate shall have

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the right, at any time within one year after the date of such Grantee's death
(or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period) and prior to termination of the Option pursuant to Section 9.2 above, to exercise any Option held by such Grantee at the date of such Grantee's death.

     9.6  Rights in the Event of Disability.  If a Grantee terminates employment
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or other relationship with the Company by reason of the Permanent and Total
Disability of such Grantee, such Grantee's Options shall continue to vest, and shall be exercisable to the extent that they are vested, for a period of one year after such termination of employment or other relationship (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period), subject to earlier termination of the Option as provided in Section 9.2 above. Whether a termination of employment or other relationship is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

     9.7  Limitations on Exercise of Option.  Notwithstanding any other
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provision of the Plan, in no event may any Option be exercised, in whole or in part, after ten years following the date upon which the Option is granted or after the occurrence of an event referred to in Section 13 hereof which results in termination of the Option.

     9.8  Method of Exercise.  An Option that is exercisable may be exercised by
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the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, addressed to the attention of the Company Secretary. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised. The minimum number of Shares with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 Shares or such lesser number set forth in the applicable Award Agreement and
(ii) the maximum number of Shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents;
(ii) to the extent permitted by law and at the Board's discretion, through the actual or constructive tender to the Company of Shares, which Shares, if acquired from the Company, shall have been held for at least six months and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) to the extent permitted by law and at the Board's discretion, by a combination of the methods described in (i) and (ii). The Board may provide, by inclusion of appropriate language in an Award Agreement, that payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the Shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the Shares purchased pursuant to the exercise of the Option plus the amount (if any) of taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option

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shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 13 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

     9.9  Delivery of Share Certificates.  Promptly after the exercise of an
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Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a share certificate or certificates evidencing his or her ownership of the Shares subject to the Option.

     10.  TRANSFERABILITY OF OPTIONS

     Each Option granted pursuant to this Plan shall, during a Grantee's lifetime, be exercisable only by the Grantee or his or her permitted transferees, and neither the Option nor any right thereunder shall be transferable by the Grantee, by operation of law or otherwise, other than as may be provided in the Award Agreement evidencing such Option or as may be provided by will or the laws of descent and distribution. Except as may be provided in the Award Agreement evidencing an Option, no Option shall be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

     11.  REQUIREMENTS OF LAW


     11.1 General.  The Company shall not be required to sell or issue any
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Shares under any Grant if the sale or issuance of such Shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority.

     11.2 Registration.  If at any time the Company shall determine, in its
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discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     12.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Grants have not been made. Except as permitted under this Section 12 or Section 13 hereof, no amendment, suspension, or termination of the Plan shall, without the consent

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of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

     13.   EFFECT OF CHANGES IN CAPITALIZATION

     13.1  Changes in Shares. If the number of outstanding Shares is increased
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of decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend or other distribution payable in capital share, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Grants of Options may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

     13.2  Reorganization in Which the Company Is the Surviving Entity and in
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Which No Change of Control Occurs. Subject to Section 13.3 hereof, if the
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Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per Share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

     13.3  Reorganization, Sale of Assets or Sale of Shares Which Involves a
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Change of Control. Upon the dissolution or liquidation of the Company or upon a
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merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board that results in any person or entity (or person or entities acting as a group or otherwise in concert), owning fifty percent or more of the combined voting power of all classes of securities of the Company, all Options outstanding hereunder shall become immediately exercisable for a period of fifteen days immediately prior to the scheduled consummation of the event. Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any such event, the Plan and all outstanding but unexercised Options shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of such Options theretofore granted, or for the substitution for such Options of new options covering the shares of a successor company, or a parent or subsidiary thereof, with

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appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders.

     13.4  Adjustments. Adjustments under this Section 13 related to Shares or
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securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

     13.5  No Limitations on Company. The making of Grants pursuant to the Plan
           -------------------------
shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

     14.   DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or other relationship of the Company or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a shareholder with respect to the Shares subject to an Option except to the extent such Shares shall have been fully paid for and issued upon the shareholder's exercise of the Option.

     15.   NONEXCLUSIVITY OF THE PLAN

     The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of share options otherwise than under the Plan.

     16.   WITHHOLDING TAXES

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     The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any taxes of any kind required by law to be withheld with respect to the issuance of any Shares upon the exercise of an Option. At the time of exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold Shares otherwise issuable to the Grantee or (ii) by delivering to the Company or the Subsidiary Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to withheld is to be determined. A Grantee who has made an election pursuant to this Section 16 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

     17.  CAPTIONS

     The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

     18.  OTHER PROVISIONS

     Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

     19.  NUMBER AND GENDER

     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

     20.  SEVERABILITY

     If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     21.  GOVERNING LAW

     The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of Bermuda, excluding the choice of law rules thereof.

                                     * * *

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     The Plan was duly adopted and approved by the Board of the Company as of the 18th day of December, 1998.


          /s/ MICHAEL KEDAR
          __________________________
          Name: Michael Kedar
          Title: Chairman & CEO

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